UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 6, 2009 (January 5, 2009)
O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

3038 Sidco Drive Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01.	Regulation FD Disclosure
Item 9.01.	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 22, 2008, O’Charley’s Inc. (the “Company”) entered into a Second Settlement Agreement (the “Second Settlement Agreement”) with Crescendo Partners II, L.P., Series Z and related parties (collectively, “Crescendo Partners”) which, among other things, contemplated that the Board of Directors of the Company (the “Board”) would be expanded from 11 to 12 members and the resulting vacancy would be filled by a nominee recommended by Crescendo Partners following a determination by the Nominating and Corporate Governance Committee of the Board that such nominee is qualified to serve on the Board and “independent” under the listing standards of the NASDAQ Stock Market LLC.
     On January 5, 2009, pursuant to the Second Settlement Agreement, the Board was expanded to 12 members and, upon the recommendation of the Nominating and Corporate Governance Committee, the Board elected Philip J. Hickey, Jr. to such newly-created vacancy. Mr. Hickey is the former Chairman, President and Chief Executive Officer of RARE Hospitality International, Inc. In addition, the Board appointed Mr. Hickey to the Audit Committee effective February 1, 2009 and upon his acceptance of such appointment. Mr. Hickey will receive compensation for his service as director on the same terms as the other non-employee directors of the Company.

Item 7.01. Regulation FD Disclosure
     On January 6, 2009, the Company issued a press release announcing Mr. Hickey’s appointment to the Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (d)       Exhibits.
     99.1     Press Release dated January 6, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.

	By:	/s/ Lawrence E. Hyatt

Lawrence E. Hyatt Chief Financial Officer, Secretary and Treasurer

Date: January 6, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated January 6, 2009